UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 29, 2012

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition

On March 29, 2012, Movado Group, Inc. (the “Company”) issued a press release announcing its results for the fourth quarter and fiscal year ended January 31, 2012. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Item 7.01.       Regulation FD Disclosure

On March 29, 2012, the Company issued a press release announcing an increase in its regular quarterly dividend and the payment of a special cash dividend of $0.50 for each share of the Company’s outstanding common stock and class A common stock. The special dividend will be paid on May 15, 2012 to all shareholders of record as of the close of business on April 30, 2012. The quarterly dividend will be paid on April 24, 2012 to all shareholders of record as of the close of business on April 10, 2012. The press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this item.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued March 29, 2012 announcing results for the fourth quarter and fiscal year ended January 31, 2012.

99.2	Press release issued March 29, 2012 announcing increase in regular quarterly dividend and payment of special cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 29, 2012
MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: Ge General Counsel